UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.01.  Entry into a Material Definitive Agreement

On August 4, 2014, we entered into a Cooperation Agreement with the City of Fort Stockton, Texas regarding the development of water well(s) in the Capitan Reef Aquifer Formation.  The City of Fort Stockton, Texas ("COFS") owns the surface and ground water rights to several areas of Capitan Reef Aquifer Formation; its existing Capitan Reef Aquifer ("CRA") well is currently drilled to an approximate depth of 3,500 feet (the "Existing CRA Well").  We want to deepen the Existing CRA Well to make it a producing water well and/or drill an alternate well, which will be at our own expense, and lease CRA groundwater rights from certain sections of COFS' property.  Together, we hope that we can develop a CRA water supply project in the area that will serve to meet the future needs of COFS and the municipal and industrial needs within the region.

Through the Agreement, COFS granted and leased the right to explore for, drill for, produce transport and treat groundwater from a specific portion of the CRA to us.  We also have the right to drill, deepen and/or rework the Existing CRA Well, at our own expense.  Through a Post-Well Study, we shall determine the gallons per day ("GPD") of maximum water capacity of the Existing CRA Well and the quality of the water from such well. If however, the results of the Post-Well Study demonstrate that the Existing CRA Well is not suitable to carry out the purpose of the Agreement, we may drill a second water will, at our own expense, at a location mutually agreed on the related property and then we shall conduct a Post-Well Study on such replacement well.  Once the well water meets the contractual specifications, we may sell such water to end users; if the water does not meet such standards, we maintain the right to treat the water to other specific levels or sell as is to industrial end-users.  We are responsible for the pipelines and pumping facilities required to transport the water to the end-user.

If the Post-Well Study shows that the well(s) we drilled can produce CRA water at a minimum of 1,200 GPM (the "Critical Criterion") and all regulatory approvals have been obtained, we must pay COFS a $5,000,000 bonus payment and we shall have the right to develop additional wells if we have additional water supply contracts demanding additional production.  We shall also pay COFS a 17% royalty of the price we receive per 1,000 gallon of CRA water produced from the well(s).  Finally, we are required to provide COFS with 3 million GPD of CRA water at no cost upon their requires for delivery of same for their use.  For one year following completion of our last post-well study, we have the option to produce and transport the water produced from the CRA (the "Option"); otherwise, the Agreement terminates, unless we pay a monthly royalty of $500 (the "Option Royalty").  We can maintain the Option for three years, so long as we pay the Option Royalty.  If we exercise the Option and the wells are capable of producing CRA water for sale, but there are no sales for a consecutive period of 180 days or more, the lease shall terminate unless we pay a monthly royalty of $5,000, which is also only permissible for three years.  Other fees payable to COFS include a 7% royalty of the price we receive per 1,000 gallons of CRA water produced and sold from other properties owned by anyone other than COFS within the Pecos County, as a result of our additional right to use existing COFS easements and rights of way within the Pecos County for laying pipelines necessary for the delivery of CRA water produced within such county.  COFS agreed to assist us with any negotiations required to procure additional easements and groundwater rights in Pecos County to help us produce and deliver CRA water.

If the Post-Well Study shows that the Critical Criterion has not been met, then we can decide whether or not we want to produce and transport the water.  If we decide not to produce, but COFS sells the water from the wells, COFS will reimburse us for certain of our expenses related to developing such well; if we decide to produce the water, we will not get any reimbursement.  These same options apply if the regulatory approvals have been granted but the permit from the Middle Pecos Groundwater Conservation District does not allow us to transport the full amount we request to use or sell.

Throughout the term of the Agreement, COFS is responsible to maintain insurance for its activities and obtain all property rights related to the activities covered by the Agreement.

Title and ownership of the Existing CRA Well and any other wells we drill on the property shall be transferred to us during the term of the Agreement; upon termination of the Agreement, we shall transfer title back to COFS upon COFS' reimbursement to us of any expenses that are owed.

The term of the Agreement is for 30 years, which shall automatically renew year to year unless terminated by either party upon 60 days written notice after the end of the term.  The Agreement provides that we are authorized to maintain and service any contracts to the extent water has been purchased pursuant to a sales agreement with a duration exceeding such 30 year time period and this Agreement shall not terminate during the initial term of any such agreement.  We also maintain the right to unilaterally terminate the Agreement related to the initial subject property.  So long as we are maintain our obligations under the Agreement, COFS may not terminate the Agreement during certain specific phases of the contemplated transaction.  The Agreement requires COFS reimburse us at specified rates and for specified projects if it unilaterally terminates the Agreement during specific time frames.

The Agreement contains covenants that are customary for agreements of this type and provides for indemnification of the parties for losses and expenses arising out of this Agreement.

The foregoing information is a summary of the Cooperation Agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

The Company is currently working to finance the initial project, of which there can be no guarantee.  If the Company does not receive adequate funding, it will not be able to carry out the transactions contemplated in the Agreement.  The Agreement does not provide for any penalties or defaults if we are unable to carry it out.

Section 9 –Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1           Cooperation Agreement dated August 4, 2014
99.1           Press Release dated August 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW Resources Holding Corp.
Dated: August 6, 2014
	By:	/s/ Stanley Weiner
Stanley Weiner, CEO